Exhibit 99

IBERIABANK CORPORATION

AUDIT COMMITTEE CHARTER

This Audit Committee Charter has been amended and restated as of August 11, 2004, and further amended and restated as of August 21, 2006. The Audit Committee shall review and reassess this Charter annually and recommend any proposed changes to the Board of Directors for approval.

Purpose

The Audit Committee is appointed by the Board of Directors of IBERIABANK Corporation (the “Company”) to assist in monitoring:

•	the integrity of the financial statements of the Company,

•	the independent auditors’ qualifications and independence,

•	the performance of the Company’s internal audit function and independent auditors, and

•	the compliance by the Company with legal and regulatory requirements.

The function of the Audit Committee is oversight. Management of the Company is responsible for the preparation and integrity of the Company’s financial statements. Management also is responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing proper audits, including an audit of the Company’s annual consolidated financial statements filed on Form 10-K, and other procedures, including a review of each quarterly report on Form 10-Q.

Committee Membership

The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined in applicable rules of the Securities and Exchange Commission and the NASD. The members will be free from any financial, family or other material personal relationship that, in the opinion of the Board or Audit Committee members, would interfere with the exercise of his or her independence from management and the Company. All members of the Audit Committee will be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication and will qualify as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission promulgated from time to time in connection with Section 407 of the Sarbanes-Oxley Act of 2002.

The members of the Audit Committee and the Committee Chairperson shall be appointed by the Board of Directors. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management (including the Chief Executive Officer and Chief Financial Officer), the Internal Audit Manager, the Corporate Controller, and the independent auditors, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem necessary or appropriate. The Audit Committee may request any officer or other employee of the Company or the Company’s outside or general counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Authority and Responsibilities

The Audit Committee shall have the sole authority to select, appoint, retain and, if necessary, replace the independent auditors. The Audit Committee shall be directly responsible for the evaluation, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting. The Audit Committee shall review and evaluate the performance of the independent auditors and review with the full Board of Directors any proposed discharge of the independent auditors.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditors. The Audit Committee shall review and pre-approve permitted tax services in accordance with the Securities and Exchange Commission’s Order Approving the Proposed Ethics and Independence Rules Concerning Independence, Tax Services, and Contingent Fees adopted by the Public Company Accounting Oversight Board on July 26, 2005 (“PCAOB Rules”); to the extent permissible under the PCAOB Rules, such review and pre-approval may be on an annual basis through approval of general policies and procedures of the independent auditors as to permitted tax services. The Audit Committee shall not engage the independent auditors to perform specific non-audit services proscribed by law or regulation. The Audit Committee may also consider, with management, the rationale for employing audit firms other than the principal independent auditors. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of:

•	compensation to any independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company,

•	compensation to any advisors employed by the Company as authorized under this Charter, and

•	ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties.

The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance and prepare or approve an agenda for the ensuing year or review and approve the agenda submitted by the Internal Audit Manager.

The Committee shall consider any changes that are necessary as a result of new laws or regulations. The Audit Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditors the annual audited financial statements and related footnotes, including disclosures made in management’s discussion and analysis.

•	Review and discuss the independent auditors’ audit of the financial statements and their report thereon.

•

Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its quarterly reports on Form 10-Q, including the results of the independent auditors’ review of the quarterly financial statements.

•

Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

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Review and discuss with management and the independent auditors any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

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Review and discuss with management (including the Internal Audit Manager) and the independent auditors the Company’s internal controls report and the independent auditors’ attestation of the report prior to the filing of the Company’s annual reports on 10-K.

•	Review and discuss with any public accounting firm that performs an audit of the Company:

•	all critical accounting policies and practices to be used;

•

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

•	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Inquire of management, the Internal Audit Manager, and the independent auditors about significant risks or exposure and the steps management has taken to monitor and control such exposures.

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Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”) relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Review with management the policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or independent auditors.

Oversight of Relationship with the Independent Auditors

•	Review and evaluate the lead partner of the independent auditor team.

•

Ensure the rotation of the audit partner as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit. Discuss any significant changes required in the independent auditors’ audit plan.

•

Receive from the independent auditors a formal written statement (x) delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, and (y) confirming that such auditors do not provide tax services to any individual who fills a “financial reporting oversight role” at the Company or to an immediate family member of any such individual, consistent with the PCAOB Rules, unless an exclusion from such prohibition is available under the PCAOB Rules.

•	Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors.

•	Take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

Oversight of Internal Audit Function

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Review and concur the appointment, replacement, reassignment, and dismissal of the Internal Audit Manager. Periodically assess the performance of the Internal Audit Manager and the Internal Audit department.

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Review with the independent auditors, the Corporate Controller, and the Internal Audit Manager, the audit scope and plan of the internal auditors and the independent auditors. Address the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

•	Review with management and the Internal Audit Manager:

•	significant findings on internal audits during the year and management’s responses thereof,

•	any difficulties the internal audit team encountered in the course of their audits, including any restrictions on the scope of their work or access to required information,

•	any changes required in the scope of their internal audit,

•	the internal auditing department budget and staffing,

•	the internal auditing department charter, and

•	Internal Auditing’s compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

Compliance Oversight Responsibilities:

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Periodically review the Company’s code of ethics to ensure that it is adequate and up-to-date. Review with the Company’s general or outside counsel the results of their review of the monitoring of compliance with the Company’s code of ethics.

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Review procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Review any complaints that might have been received, current status, and resolution if one has been reached.

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Discuss with management and the independent auditors any correspondence from regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

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Discuss with the Company’s general or outside counsel and the Internal Audit Manager any legal or regulatory matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

Audit Committee Report

A report from the Audit Committee will be included in the annual proxy statement disclosing whether a written charter was adopted and, if so, a copy of the charter will be included at least every three years. In addition the report must include the names of all committee members and whether the committee:

•	reviewed and discussed the audited financial statements with management,

•	discussed with the independent auditors matters requiring discussion by SAS 61,

•	received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1, and discussed with the auditors their independence, and

•	based on the above, recommended to the full Board that the audited financial statements be included in the Company’s annual report on Form 10-K.

Related Party Transactions

The Audit Committee will conduct an appropriate review of all related party transactions (i.e., transactions required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404) for potential conflict of interest situations prior to approval of such transactions.